Exhibit 10.07

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June ___, 2006, by and among IKON PUBLIC AFFAIRS GROUP, LLC, a Delaware limited liability company (the "Company"), IKON HOLDINGS, INC., a Virginia corporation (the "Seller"), CRAIG SNYDER ("Snyder") and DOMINIC DEL PAPA ("Del Papa", and together with Snyder, the "Founders"), and AIMS WORLDWIDE, INC. a Nevada corporation ("Purchaser").

WHEREAS, the Company, the Seller and the Founders previously entered into a Contribution Agreement, dated as of [_____], copy of which is attached hereto as Exhibit A (the "Contribution Agreement");

WHEREAS, pursuant to the Contribution Agreement, the Company will, immediately prior to the consummation of the transactions contemplated herein, acquire all assets and liabilities of the Seller (the "Contribution Transaction") and will continue to conduct the business of the Seller in the same manner after such contribution as previously conducted (without any change in its business operations or plans other than those resulting from such change of entity);

WHEREAS, pursuant to the Contribution Agreement, at the Closing, in exchange for contribution of all the assets and liabilities of the Seller, the Seller will receive 100% of the outstanding membership interests in the Company (the “Membership Interests”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, Fifty-Five Percent (55%) of the Membership Interests (the "Purchased Securities").

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller and Purchaser agree as follows:

1.

Purchase and Sale of Shares.

(a)

Total Purchase Price

Seller agrees to sell, and Purchaser agrees to buy, the Purchased Securities for a total price equal to:

(i)

The Preliminary Purchase Price, as defined in 1(b) below, plus

(ii)

The Adjusted Purchase Price, as defined in 1(c) below;

payable as provided in Section 2 below.

(b)  Preliminary Purchase Price

The “Preliminary Purchase Price” shall be TWO MILLION NINE HUNDRED SEVENTY THOUSAND AND 00/100 ($2,970,000.00) which amount represents an estimate by the parties of fifty-five percent (55%) of: (i) Seller’s average annual gross revenues for the forty-eight month period ending with Fiscal Year end 2005, multiplied by 1.25, minus  (ii) debt (current and long term).  For these purposes, “gross revenues” is defined to mean the gross amount received from clients regardless of whether such amounts are on account of services rendered, advertising purchased or otherwise.   A portion of the Preliminary Purchase Price shall be retained in an audit escrow reserve to be determined and disbursed as more particularly provided in Section 2(a)(iii) below.

(c)  Adjusted Purchase Price

The Preliminary Purchase Price shall be adjusted by adding an amount equal to the positive difference between: (i) the Preliminary Purchase Price (for these purposes grossed up to 100%), and (ii) the product determined by multiplying the gross revenues for the twelve month period immediately following closing, less material non-recurring items and other adjustments, by 1.25.  The calculation of such amount must be acceptable to both Purchaser and Seller (the “Purchase Price Adjustment”).  The Purchase Price Adjustment, multiplied by fifty-five percent (55%), plus the Preliminary Purchase Price, shall equal the Adjusted Purchase Price.  For purposes of determining this Adjusted Purchase Price, gross revenues shall be defined as provided in Section 1(b) above.

2.

Payment

(a)  Payment of the Preliminary Price shall be made as follows:

(i)

Fifty percent (50%) of the Preliminary Purchase Price shall be paid as follows:  (a) $500,000.00 by wire transfer to Seller’s account designated by Seller not less than three (3) days in advance of Closing, (b) approximately $985,000 in the form of Purchaser’s promissory note bearing interest at the rate of 6% per annum, with the full amount of unpaid principal and accrued and unpaid interest due and payable on December 31st, 2006 subject cure rights granting Purchaser sixty (60) days thereafter within which to make payment in full all as more particularly set forth in the form of promissory note attached hereto as Schedule 2(a)(i) and incorporated herein by this reference (the “Promissory Note”).  In the event Purchaser is in default under the terms of the Promissory Note, at Sellers’ option, Sellers’ shall retain the cash portion of the purchase price and capital contributions made by AIMS to the Company, and Sellers shall return the AIMS shares received at closing, and AIMS will return the Purchased Securities to the Sellers whereupon both parties hereto shall be released from any further obligations hereunder.

.

(ii)

Payment of the remainder of the Preliminary Purchase Price shall be payable at closing in the form of AIMS restricted public stock, less twenty percent (20%) (the “Audit Adjustment Reserve”) to be held in an escrow account as an audit adjustment reserve to be released to the Seller or cancelled under conditions as described in clause 2(a)(iii) below, which terms and conditions are incorporated herein.

(iii)      The Audit Adjustment Reserve shall be released or cancelled as applicable after a satisfactory audit of Seller’s financial statements for the 48 month period ending December 31, 2005.  The full amount of the audit adjustment reserve shall be released to Seller if the average annual gross revenues during this 48 month period equal or exceed average annual gross revenues as determined in accordance with Section 1(b) above.  If average annual gross revenues during this period are less than average annual gross revenues as determined in accordance with Section 1(b) above, then the value of the shares released to Seller shall be reduced by fifty-five percent (55%) of every dollar by which the average annual gross revenues falls below average annual gross revenues as determined in accordance with Section 1(b) above.  Any shares not distributed to Seller from the Audit Adjustment Reserve Escrow shall be added to the shares to be distributed to the Seller under the Performance Incentive Plan.  Parties will cooperate in the development of a mutually acceptable performance incentive plan, and will reach final agreement within 60 days of closing.

(b)  Payment of the Adjusted Purchase Price shall be made in AIMS restricted public stock transferred to Seller as soon as the Adjusted Purchase Price can be determined.

(c)  For purposes of payments to be made in AIMS restricted public stock under this Agreement, each share of the stock shall be valued at the average per share closing price for said shares, reported by Bloomberg, for the five (5) trading days preceding the payment.

(d)  For purposes of this agreement, the term “AIMS restricted public stock” means the shares of AIMS stock transferred to Seller shall be “restricted” as defined by securities regulations, and may not be sold or transferred for a period of one year from the date transferred to Seller unless otherwise authorized by AIMS.

3.        Options.

3.1.  Purchaser shall have the option for a period of five (5) years from and after the Closing to elect to purchase the balance of the Membership Interests held by Seller.  Said option shall be exercisable anytime commencing with the second anniversary of Closing.  The option price will be equal to the Preliminary Purchase Price, plus the Adjusted Purchase Price, if any, adjusted to reflect the interest being purchased at 45% of the values established for purposes of determining the Preliminary and Adjusted Purchase Price (the “Option Price”).  The Option Price shall be payable on the same terms and conditions as the Preliminary and Adjusted Purchase Price; as though the acquisition had occurred simultaneously with the original Closing, provided there will be no escrow of any consideration.

3.2  Seller shall have the option for a period of five (5) years from and after the Closing to elect to purchase the balance of the Membership Interests held by Purchaser.  Said option shall be exercisable anytime commencing with the second anniversary of Closing.  The option price will be equal to the Preliminary Purchase Price, plus the Adjusted Purchase Price, if any, received by the Seller in the original sale transaction (the “Option Price”).  The Option Price shall be payable in cash and AIMS securities in the same amounts received by Seller in exchange for the Purchased Securities, or, at Seller’s option all cash, on the date of closing of the option purchase transaction, which shall be not more than 30 days after exercise by the Seller of this option. In addition, the Seller shall pay to Purchaser an amount in cash equal to Purchaser’s pro rata share of appreciation in the value of the Company determined in the same manner in which the Preliminary Purchase Price was determined (i.e. most recent 48 month average annual gross revenues less debt multiplied by 1.25), for these purposes using the most recent fiscal year end financial statements if closing is to occur on or before June 30, and if closing is to occur thereafter, using the stub period financial statements annualized to reflect a full twelve months, with the additional option price thus established to be adjusted, and paid by, or reimbursed to Seller, at such time as audited financial statements for any unaudited period are made available.

3.3  Seller shall have the right to reject the exercise by Purchaser of the option to acquire the balance of the Membership Interests, provided, however, that it shall be a condition of such refusal that the original transaction shall be unwound, and the Seller shall return all consideration received from Purchaser, cash and stock, and Purchaser shall return the Purchased Securities to the Seller, provided, however, that repayment of the cash portion of the purchase price shall be repaid with interest accruing from the date of rejection at the prime rate quoted by the Bank of America from time to time plus 2%, with principal and interest payable in twelve (12) equal, quarter annual installments, with the full amount of accrued and unpaid interest, and the full amount of unpaid principal due and payable on the third anniversary of the date Seller rejects the Purchaser’s exercise of its option, if not sooner paid. In addition, Seller shall pay to Purchaser an amount equal to Purchaser’s pro rata share of appreciation in the value of the Company determined in the same manner in which the Preliminary Purchase Price was determined (i.e. most recent 48 month average annual gross fee revenues less debt multiplied by 1.25), for these purposes using the most recent fiscal year end financial statements if closing is to occur on or before June 30, and if closing is to occur thereafter, using the stub period financial statements annualized to reflect a full twelve months, with the additional option price thus established to be adjusted, and paid by, or reimbursed to Seller, at such time as audited financial statements for any unaudited period are made available.

3.4  If neither party has exercised the options set forth above in 3.1. through 3.3 during said five-year period, then either party shall have the right to tender its Membership Interests at any time thereafter to the other party for a price and on such terms and conditions as the tendering party shall offer.  The recipient party shall have thirty days to decide whether to treat such offer as an offer to sell the tendering party’s shares or an offer to buy the recipient party’s shares, all in accordance with the terms and conditions set forth in the offer adjusted for the different percentage interests held by the parties.  Failure to respond within said thirty day period shall be treated as acceptance of the offer to buy the tendering party’s shares.  Closing on the transaction shall occur within thirty days of the expiration of the offer period.

4.

Representations and Warranties of Sellers.  Seller and each Founder, jointly and severally, represent and warrant to Purchaser as follows:

(a)

Organization and Standing of Seller and the Company.  Each of the Seller and the Company is an entity duly organized, validly existing and in good standing under the laws of its state of organization.  Each of the Seller and the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of properties or the conduct of business requires it to be so qualified.  Each of the Seller and the Company has all requisite power and authority and all licenses, permits and authorizations necessary to own and operate its assets and to carry on its business as now conducted and as presently proposed to be conducted.  Each of the Seller and the Company has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.  Neither the Seller nor the Company owns or controls (directly or indirectly) any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other Person.  Other than the Company, the Seller does not have a Subsidiary, nor has it ever had a Subsidiary.  The certificate of incorporation and bylaws of the Seller, and the organization documents of the Company that have previously been furnished to Purchaser, reflect all amendments thereto and are correct and complete.  The minute books containing the records of meetings of the stockholders and board of directors or the members and the board of managers, as the case may be, the stock ledger or ledger of membership units, as the case may be of the Seller and the Company that have previously been furnished to Purchaser are correct and complete.  Neither the Seller nor the Company is in default under or in violation of any provision of its certificate of incorporation or bylaws or other organizational documents, as the case may be.

(b)

Authorization.  The execution, delivery and performance by the Seller and the Company of this Agreement and the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby, have been duly and validly authorized by the Seller and the Company and no other act or proceeding on the part of the Seller or the Company, its board of directors, board of managers, stockholders or members, as the case may be, is necessary to authorize the execution, delivery or performance by the Seller or the Company of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by the Seller and the Company and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by each of them will each constitute, a valid and binding obligation of each of them, enforceable against each of them, as the case may be, in accordance with its terms.

(c)

Capitalization.  The attached Schedule 4(c) accurately sets forth the authorized and outstanding capital stock of the Seller and the name and number of shares of capital stock held by each stockholder of the Seller.  All of the issued and outstanding shares of capital stock of the Seller have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned of record and beneficially by the stockholders of the Seller described on the Schedule 4(c).  Except for this Agreement and as may be set forth on the Schedule 4(c), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the issuance, disposition or acquisition of any of its capital stock or any rights or interests exercisable therefor.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Seller.  There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Seller.

(d)

Membership Interests in the Company.  The Seller is the sole legal and beneficial owner of all of the issued and outstanding Membership Interests of the Company. The Purchased Securities are, and will be transferred to Purchaser on the Closing Date, free and clear of all liens, encumbrances, pledges, and claims of any type whatsoever. Seller has and shall have on the Closing Date the full right to transfer, assign, and deliver the Purchased Securities to Purchaser. Upon the closing of the transactions contemplated herein, the Purchaser shall own fifty-five (55%), and collectively with the Seller, one hundred percent (100%) of the authorized, issued and outstanding Membership Interests in the Company.

(e)

Subsidiaries.  The Seller has no subsidiaries other than the Company.  The Company has no subsidiaries.

(f)

Financial Condition of Seller.  Seller has delivered to Purchaser true and complete copies of the Seller’s income tax returns, filed by Seller for the taxable years ending December 31, 2003, December 31, 2004 and December 31, 2005 (the "Tax Returns"), and unaudited financial statements for the Seller’s fiscal years ending December 31, 2004, and December 31, 2005 which financial statements were prepared in accordance with sound accounting principles applied on a consistent basis throughout the periods involved (the "Unaudited Financial Statements"), which Unaudited Financial Statements will, subsequent to closing, be replaced by audited Financial Statements (the “Audited Financial Statements”). The Tax Returns and each of the foregoing Unaudited Financial Statements (including in all cases the notes thereto, if any), and each of the Audited Financial Statements when delivered, is accurate and complete, is consistent with the books and records of the Seller (which, in turn, are accurate and complete in all respects) and presents fairly in all material respects the financial condition, results of operations and cash flows of the Seller in accordance with GAAP consistently applied throughout the periods covered thereby. Except as set forth Schedule 4(f), all accounts receivable of the Seller (A) are bona fide receivables incurred in the ordinary course of business, (B) are properly reflected on the books and records of the Company in accordance with GAAP and (C) are not subject to any counterclaim, or a claim for a chargeback, deduction, credit, set-off or other offset, other than as reflected by the reserve for bad debts.  No Person has any Lien on any accounts receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made by the Seller or the Company with respect to any accounts receivable other than in the ordinary course of business.  Subsequent to December 31, 2005 neither the Seller nor the Company has engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to shareholder employees over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to December 31, 2005.

(g)

Absence of Undisclosed Liabilities of Company.  Except as and to the extent reflected or reserved against in the Financial Statements, neither Seller nor the Company has any other liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Seller does not know or have any reasonable ground to know of any basis for an assertion against the Seller as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

(h)

Absence of Certain Changes to Seller.  Since the date of the most recent Financial Statements, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, or business of the Seller as reflected in the Financial Statements of the Company dated as of December 31, 2005, other than changes in the ordinary course of business, none of which has been adverse.

(i)

Assets of Seller.  The Seller has, and subsequent to the transactions contemplated by the Contribution agreement, the Company will have, good, marketable, and indefeasible title to all its assets. The Seller’s tangible personal property is in good working order and condition, ordinary wear and tear excepted, and is suitable for use in the business of the Seller.

(j)

Obligations of Seller.  The Seller has in all material respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(k)

Litigation.  Except as set forth in Schedule 4(k), there is no litigation, proceeding, or investigation pending, or to the knowledge of the Seller threatened against the Seller, which: (i) might result in any material adverse change in the Seller’s business, financial condition, or assets; (ii) challenges the Seller's ownership of the Purchased Securities; or (iii) challenges the validity of any action taken or to be taken by the Seller pursuant to or in connection with any provisions of this Agreement. The Seller does not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation.

(l)

Governmental Regulation of Seller.  The Seller has, and following the consummation of the transactions contemplated by the Contribution Agreement, the Company will have, all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business, including by way of example and not limitation any registration, filing or other requirement incidental to the conduct of lobbying activities at any state or federal level.  The Seller complies, and subsequent to the transactions contemplated by the Contribution Agreement, the Company will comply, in all material respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions, pending or threatened, that relate to, limit, or affect the Seller’s business. All Permits that the Company is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. The Seller has not received any notice nor does the Seller have any knowledge that any of the Permits issued to the Seller have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(m)

Contracts.  Schedule 4(m) attached hereto sets forth a true and accurate list of all material contracts to which the Seller is a party, whether oral or written (the "Contracts"). All of the Contracts are in full force and effect.

(n)

Taxes.  The Seller has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. The Seller has paid all taxes required to be paid by it. Except as set forth in Schedule 4(k), no audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to the Seller.

(o)

Corporate Loans.  The Seller does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of the Seller’s officers, directors, employees, or stockholders has any loans or any other obligations payable to the Seller, except as set forth in the Financial Statements.

(p)

Retirement Plans.  There are no retirement plans in existence for the benefit of the Seller’s employees as of the date of this agreement.

(q)

Validity.  This Agreement, when executed by the Seller and Purchaser, shall constitute a legal, valid, and binding obligation of Seller and shall be enforceable by Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(r)

Disclosure.  No representation or warranty by Seller or either Founder contained in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(s)

Sellers' Compliance.  The execution and delivery to Purchaser of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which Seller, either Founder, or the Company, is a party or is bound.

(t)

Investment.  Seller is acquiring the AIMS Restricted Public Stock, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(u)

Accredited Investor.  Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(v)

Experience.  Seller has carefully reviewed the publicly available information concerning AIMS, has read the AIMS Prospectus and has made detailed inquiry concerning AIMS, its business, management, financial affairs and its personnel; the officers of AIMS have made available to Seller any and all written information which it has requested and have answered to Seller’s satisfaction all inquiries made by Seller; and Seller has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in AIMS and Seller is able financially to bear the risks thereof.

(w)

Restricted Securities. Seller understands that the AIMS Restricted Public Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein.  Seller understands that the AIMS Restricted Public Stock is “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Seller acknowledges that AIMS has no obligation to register or qualify the AIMS Restricted Public Stock, for resale except as set forth in the Registration Rights Agreement attached hereto as Schedule 4(w).  Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the AIMS Restricted Public Stock, and on requirements relating to AIMS which are outside of Seller’s control, and which AIMS is under no obligation and may not be able to satisfy.

(x)

Legends.  Each Seller understands that the AIMS Restricted Public Stock, may bear a legend as set forth in the Company’s operating agreement and as may be required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(y)

No General Solicitation.  Neither Seller, nor any of its respective employees, agents, or shareholders have either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the AIMS Restricted Public Stock.

(z)

Qualification.  All the foregoing representations and warranties are made by the Seller and each Founder is to the best their knowledge.

5.

Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller that:

(a)

Organization and Standing of the Purchaser.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its state of organization.  Purchaser is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of properties or the conduct of business requires it to be so qualified.  Purchaser has all requisite power and authority and all licenses, permits and authorizations necessary to own and operate its assets and to carry on its business as now conducted and as presently proposed to be conducted.  Purchaser has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.  The certificate of incorporation and bylaws of Purchaser, that have previously been furnished to Seller, reflect all amendments thereto and are correct and complete.  Purchaser is not in default under or in violation of any provision of its certificate of incorporation or bylaws or other organizational documents, as the case may be.

(b)

Authorization.  The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby, have been duly and validly authorized and no other act or proceeding on the part of Purchaser, its board of directors or stockholders, as the case may be, is necessary to authorize the execution, delivery or performance by Purchaser of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Purchaser will each constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms.

(c)

Subsidiaries.  Except as set forth in Schedule 5(c), the Purchaser has no subsidiaries.

(d)

Financial Condition of Purchaser.  Purchaser has delivered to Seller true and complete copies of the Seller’s income tax returns, filed by Seller for the taxable years ending December 31, 2003, December 31, 2004 and December 31, 2005 (the "Tax Returns"), and audited financial statements for the Seller’s fiscal years ending December 31, 2004, and December 31, 2005 which financial statements were prepared in accordance with generally accepted accounting principles throughout the periods involved (the " Financial Statements"). The Tax Returns and each of the foregoing Financial Statements (including in all cases the notes thereto, if any), is accurate and complete, is consistent with the books and records of the Purchaser (which, in turn, are accurate and complete in all respects) and presents fairly in all material respects the financial condition, results of operations and cash flows of the Purchaser in accordance with GAAP consistently applied throughout the periods covered thereby.   Except as set forth Schedule 5(d), all accounts receivable of Purchaser (A) are bona fide receivables incurred in the ordinary course of business, (B) are properly reflected on the books and records of the Purchaser in accordance with GAAP and (C) are not subject to any counterclaim, or a claim for a chargeback, deduction, credit, set-off or other offset, other than as reflected by the reserve for bad debts.  No Person has any Lien on any accounts receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made by Purchaser with respect to any accounts receivable other than in the ordinary course of business.  Subsequent to December 31, 2005 Purchaser has not engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to shareholder employees over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to December 31, 2005, with the exception of the financing transaction with Liberty Financial, the terms of which have been disclosed to Seller.

(e)

Absence of Undisclosed Liabilities of Purchaser.  Except as and to the extent reflected or reserved against in the Financial Statements, Purchaser has no other liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Purchaser does not know or have any reasonable ground to know of any basis for an assertion against the Purchaser as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

(f)

Absence of Certain Changes to Purchaser.  Since the date of the most recent Financial Statements, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, or business of the Purchaser as reflected in the Financial Statements, other than changes in the ordinary course of business, none of which has been adverse.

(g)

Assets of Purchaser.  Purchaser has good, marketable, and indefeasible title to all its assets. Purchaser’s tangible personal property is in good working order and condition, ordinary wear and tear excepted, and is suitable for use in the business of the Purchaser.

(h)

Obligations of Purchaser.  Purchaser has in all material respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(i)

Litigation.  Except as set forth in Schedule 5(i), there is no litigation, proceeding, or investigation pending, or to the knowledge of Purchaser threatened against Purchaser, which: (i) might result in any material adverse change in the Purchaser’s business, financial condition, or assets; (ii) challenges the Purchaser’s ownership of the Purchased Securities; or (iii) challenges the validity of any action taken or to be taken by Purchaser pursuant to or in connection with any provisions of this Agreement. Purchaser does not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation.

(j)

Governmental Regulation of Purchaser.  Purchaser has all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business.  Purchaser complies in all material respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions, pending or threatened, that relate to, limit, or affect Purchaser’s business. All Permits that Purchaser is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. Purchaser has not received any notice nor does Purchaser have any knowledge that any of the Permits issued to Purchaser have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(k)

Taxes.  Purchaser has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. Purchaser has paid all taxes required to be paid by it. No audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to Purchaser.

(l)

Corporate Loans.  Purchaser does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of the Purchaser’s officers, directors, employees, or stockholders has any loans or any other obligations payable to Purchaser, except as set forth in the Financial Statements

(m)

Validity.  This Agreement, when executed by the Purchaser and Seller, shall constitute a legal, valid, and binding obligation of Purchaser and shall be enforceable by Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(n)

Disclosure.  No representation or warranty by Purchaser contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(o)

Purchaser’s Compliance.  The execution and delivery to Seller of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which Purchaser is a party or is bound.

(p)

Purchase for Investment.  Purchaser is acquiring the Purchased Securities for investment and not with a view to resale or distribution. Purchaser covenants not to take any action in connection with the purchase of the Purchased Securities that would cause the Seller to be in violation of federal or state securities laws.

6.

Affirmative Covenants.

6.1  General.

During the period from the date of this Agreement to the Closing Date, each of the Founders shall cause the Seller to:

(a)

Afford Purchaser or its representatives free access during normal business hours to inspect the assets of the Seller and perform such investigations and tests as Purchaser deems necessary and to review the Seller’s records, files, books of account, and tax returns. In the event that the purchase and sale provided for herein should not be consummated, all information thus obtained shall be treated as confidential and all written material and copies thereof given to, or made by, Purchaser or its representatives shall be returned to the Seller;

(b)

Conduct the Seller’s business in the same manner that it has heretofore been conducted, including without limitation paying all of its debts and performing all of its obligations in the normal course of business and maintaining the Seller’s books and the Seller’s relationship with its employees, customers, and other persons or entities.

6.2

Taxes.

The following provisions shall govern the allocation of responsibility as between the Seller, on the one hand, and the Purchaser, on the other, for certain tax matters following the Closing Date:

(a)

The Seller shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Seller for all periods ending on or before the Closing Date that are due after the Closing Date.  The Seller shall pay to the Purchaser on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Seller’s books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Purchaser.  To the extent reasonably requested by the Seller or required by law, Purchaser and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.  The Seller agrees that its obligation to file Tax Returns pursuant to this Section 6.2(a) shall include the obligation to file "short year" local, state and federal income Tax Returns for the period beginning January 1, 2006 and ending on the Closing Date.

(b)

Except as set forth in Section 6.2(a)(i) above with respect to income Tax Returns for the Seller for 2006, Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for the Company for Tax periods which begin before the Closing Date and end after the Closing Date.

(c)

Purchaser and the Company on one hand and the Seller on the other hand shall (i) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax  Returns pursuant to this Section 6.2 and any audit, litigation or other proceeding with respect to Taxes; (ii) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (ii) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(d)

The Seller shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees.  If required by applicable law, Purchaser and the Company will join in the execution of any such Tax Returns and other documentation.

6.3

Capital Contributions.  Purchaser will make a capital contribution to the Company at Closing in the amount of $250,000.00, and an additional capital contribution in the amount of $250,000.00 prior to the first anniversary of Closing, said capital contributions to be used by the Company for working capital and such other purposes as may be determined by the Company’s board of directors.

7.

Negative Covenants of Seller.  During the period from the date of this Agreement to the Closing Date, each of the Founders shall not permit or suffer the Seller to do any of the following, unless Purchaser shall have given its consent in writing thereto:

(a)

Issue, authorize the issuance of, or sell or grant any option or right to purchase any of its stock, bonds, or other corporate securities;

(b)

Enter into any transaction, agreement, investment, guaranty, or other venture or extend, renew, or terminate any existing agreement, beyond the usual and ordinary course of business of the Seller;

(c)

Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business of the Seller;

(d)

Make or declare any dividends or distributions to any stockholders of the Seller , other than paying compensation to the stockholders of Seller in the ordinary course and declaring dividends to pay taxes ;

(e)

Enter into any written or oral employment contract with any employee of the Seller or materially alter the compensation of any officer, director or key employee; or

(f)

Change, amend, or modify the Seller’s Articles of Incorporation or Bylaws.

8.

Conditions to Obligations of Purchaser.  The obligations of Purchaser to complete the transactions provided for herein shall be subject, at its election, to the following conditions:

(a)

Seller shall have performed all agreements required to be performed hereunder by it on or before the Closing Date.

(b)

All representations and warranties of each Founder and Seller contained in this Agreement shall be true and correct, on and as of the Closing Date in all respects as though made on and as of the Closing Date.

(c)

From the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the Seller’s financial condition, assets, liabilities, or business other than changes in the usual and ordinary course of business or any damage, destruction, liability or loss, whether or not covered by insurance, from any cause whatsoever including but not limited to fire, condemnation proceeding, accident, or act of God adversely affecting the Seller’s assets or business, or any part thereof.

(d)

On the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or other governmental agency against Seller, either Founder, or the Company in which damages or other relief in connection with the Seller’s business or in connection with this Agreement or the consummation of the transactions contemplated herein are sought.

(e)

On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following: (i) one or more certificates representing the Purchased Securities, which shall be duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer; (ii) a written certificate from the Seller addressed to Purchaser, in form and substance satisfactory to Purchaser in its sole discretion, certifying that the representations set forth in Section 2 above are true and correct and that the Seller has complied in all respects with the provisions of Sections 5 and 6 hereof; and (iii)  such other documents as may reasonably be requested by Purchaser.

(f)

Execution and delivery by Seller and the Company of the operating agreement substantially in the form of Schedule 8(f) attached hereto and incorporated herein by this reference.

(g)

Execution and delivery by the Seller of the registration rights agreement substantially in the form of Schedule 4(w) attached hereto and incorporated herein by this reference.

(h)  Approval of the transaction by the board of directors of Purchaser.

(i)  The audit of Seller’s Financial Statements for the periods ending December 31, 2004 and December 31, 2005, shall have been completed and the same shall be acceptable in form and substance to Purchaser, and Purchaser shall be satisfied with its review of all Unaudited Financial Statements.

(j)  Execution and delivery by Seller of the escrow agreement substantially in the form of Schedule 8(i) attached hereto and incorporated herein by this reference.

(k)  Execution and delivery by Seller and the Company of the contribution agreement substantially in the form of Schedule 8(k) attached hereto and incorporated herein by this reference.

Any condition specified in this Section 8 may be waived by Purchaser; provided that no such waiver will be effective unless it is set forth in a writing executed by Purchaser.

9.

Conditions to Obligations of Seller.  The obligations of Seller to complete the transactions provided for herein shall be subject to the following conditions:

(a)

Purchaser shall have wire transferred to Seller’s account on the Closing Date the cash portion of the Preliminary Purchase Price and to the Company’s account the first capital contribution.

(b)

Purchaser shall have delivered to Seller on the Closing Date the AIMS shares in the amounts determined in accordance with Section 2(a)(ii), less those shares deposited with the Escrow Agent.

(c)

Execution and delivery by the Purchaser of the operating agreement substantially in the form of Schedule 8(f) attached hereto and incorporated herein by this reference.

(d)

Execution and delivery by the Purchaser of the registration rights agreement substantially in the form of Schedule 4(w) attached hereto.

(e)

Execution and delivery by the Purchaser of the escrow agreement substantially in the form of Schedule 8(i) attached hereto.

(f)

Execution and delivery by the Purchaser of the Purchase Price Promissory Note.

 Any condition specified in this Section 9 may be waived by Sellers; provided that no such waiver will be effective unless it is set forth in a writing executed by both Sellers.

10.

Covenant Not To Compete.  Seller and each Founder covenants and agrees as follows:

(a)

Non-Compete.  For a period of five (5) years following the Closing Date (the "Restricted Period"), neither the Seller nor either Founder shall, without the prior written consent of Purchaser, directly or indirectly engage in or be interested in any corporation, firm, or other enterprise that is engaged in the professional services of public affairs, public policy, government appropriations, government relations, government and marketing communications strategy, planning, advisory and related consulting services in the Restricted Area (defined below). The term "Restricted Area" shall mean and include the United States of America, it being understood that the Purchaser’s business and activities, whether currently existing, anticipated or otherwise intended to be acquired through acquisition or merger of or with other companies, is or is intended to be national in scope. The Seller and each Founder agrees the Restricted Period and the Restricted Area are reasonable under the circumstances and that this restrictive covenant will not materially prevent Seller or either Founder from earning a livelihood. The Seller and each Founder shall be deemed to be directly or indirectly interested in a corporation, firm, or other enterprise if they are involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director, or officer in a role that would compete with the Company. The covenants contained herein shall not preclude the Seller or either Founder from becoming the holder of any stock or other ownership interest of a publicly-traded company provided they do not separately or in the aggregate directly or indirectly through a related party or affiliate acquire an ownership interest in excess of five percent (5%) percent of such company.

(b)

Non-Circumvention.  During the Restricted Period, the Seller and each Founder shall not, directly or indirectly, call upon or contact any employee or other agent of the Company for the purpose of employing, contracting with, or seeking to employ or contract with such employee or other agent, or inducing such employee or other agent to discontinue employment or service with the Company.

(c)

Remedies.  A remedy at law for any breach or threatened breach of this Section will be inadequate by its nature. If Seller or either Founder violates or threatens to violate any of the provisions of this Section, Purchaser shall be entitled to injunctive relief against such Seller or Founder to enforce the provisions of this Section as well as any other remedies available at law or in equity.

(d)

Judicial Modification.  The geographical area, activity, and time period restrictions imposed upon Seller and each Founder are fair and reasonably required for the protection of Purchaser. However, if a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section, then such unenforceable covenants shall be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. In the event a court of competent jurisdiction determines that the geographical area, activity, or time period restrictions exceed whatever standards that the court deems enforceable, then such restrictions shall be reformed by such court and be applicable for such lesser geographical area, activity, or time period, as the case may be. The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in this Section in the first instance.

11.

Indemnification.

(a)

Seller and each Founder, jointly and severally, agree to and do hereby indemnify and hold harmless Purchaser, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Seller, or either Founder, (ii) any patent, copyright or trademark infringement by the Seller or the Company, whether actual or asserted, with respect to any of the intellectual property owned by the Seller as of the Closing Date or (iii) provided there is a closing hereunder, any breach of any warranty, covenant, term, or condition by Seller, or either Founder, contained in this Agreement or any instrument executed pursuant to this Agreement.

(b)

Purchaser agrees to and does hereby indemnify and hold harmless Seller and each Founder, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Purchaser, or (ii) provided there is a closing hereunder, any breach of any warranty, covenant, term or condition by Purchaser contained in this Agreement or any instrument executed pursuant to this Agreement.

12.

Survival of Representations and Warranties.  All of the respective representations and warranties of Seller and each Founder contained herein shall survive the Closing Date for a period of one (1) year.  Notwithstanding the foregoing, the representations and warranties set forth in Sections 4(t), (u), (w), (x) and (y), and all covenants, agreements and indemnifications shall survive the Closing Date for a period of five (5) years.

13.

Closing.  The closing deliveries shall take place at the office of AIMS Worldwide, Inc. on or before August 11th, 2006,or such earlier or later date as the parties mutually agree. The date, time, place, and actions fixed in accordance with the provisions of this Section are herein called the "Closing Date."  Notwithstanding the actual date of closing, the effective date and time of closing shall be 12:01 a.m. on June 30th, 2006.

14.

Termination.  This Agreement may be terminated or canceled, with the attendant release of all liabilities or obligations hereunder between the parties, except the indemnification provided for in Section 9 above:

(a)

By mutual agreement of the parties at any time before the Closing Date; or

(b)

By Purchaser upon written notice to Seller, if (i) any of the representations and warranties of Seller or either Founder contained herein shall prove to be inaccurate in any material respect; (ii) any obligation to be performed by Seller or either Founder hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Purchaser to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(c)

By Seller upon written notice to Purchaser, if (i) any of the representations and warranties of Purchaser contained herein shall prove to be inaccurate in any material respect; (ii) any obligation to be performed by Purchaser hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Seller to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(d)

By any party upon written notice to the other if the closing has not occurred by August 31st, 2006.

15.

Expenses.  Seller and each Founder shall pay their own expenses and costs including, without limitation, their respective separate counsel fees in connection with this Agreement and the transactions contemplated hereby. Purchaser shall pay its expenses and costs including, without limitation, its separate counsel fees in connection with this Agreement and the transactions contemplated hereby, and, should the Closing occur as provided in Section 2 above, Purchaser, as part of its overall auditing processes and procedures, shall pay for the audit for the Company’s fiscal year ending 12/31/06.

16.

Assignment.  This Agreement may not be assigned by any party without the written consent of the remaining parties, such consent not to be unreasonably withheld.

17.

Additional Documents.

(a)

Seller and each Founder, jointly and severally, at any time and from time to time after the Closing Date, upon request of Purchaser, will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey, transfer to, and vest in the Company the Seller’s assets and business, and protect the Purchaser's right, title, interest in, and enjoyment of, the Purchased Securities, including, by way of example and not limitation, the making of a Section 754 election by the Company.  Set forth on Schedule 17, are those assets which by their terms or by law are not assignable without the consent of a third party or are cancelable by a third party in the event of an assignment or transfer and which such consent has not yet been obtained in connection with the transactions contemplated by this Agreement and the Contribution Agreement (each, a "Nonassignable Asset").  Seller and the Founders shall each use their respective reasonable good faith efforts to obtain expeditiously any such consent to the assignment of a Nonassignable Asset to the Company.  Unless and until any such consent is obtained, Seller and the Founders will cooperate to establish an arrangement reasonably satisfactory to Purchaser and the Company under which the Company would obtain the claims, rights and benefits and assume the corresponding liabilities and obligations under such Nonassignable Asset (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Seller would enforce for the benefit of the Company any and all claims, rights and benefits of Seller against a third party thereto.  Seller or the applicable affiliate of Seller shall promptly pay over to the Company the net amount of all payments received by it in respect of all Nonassignable Assets, and the Company shall promptly pay, perform or discharge, when due, any and all obligations and liabilities arising thereunder.  Seller shall indemnify and hold harmless the Company for any losses, damages, claims and expenses incurred in connection with the arrangement contemplated by this Section 17.  Purchaser, the Company, and the Founders agree that the sum of the Purchase Price and the liabilities of the Seller that are assumed (or taken subject to) by Company (plus other relevant items, if any) (the “Grossed-Up Purchase Price”) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) in accordance with the most recent financial statements provided by Seller prior to closing, and in the manner set forth in this Section 17, provided, however, that appropriate adjustments thereto shall be made for any assets or liabilities excluded from the contribution, and, provided further, that any adjustments to the values set forth in such financial statements arising by reason of the audit shall also be reflected in the final allocation.  Purchaser, Seller, the Company, and the Founders shall file all Tax Returns and information reports in a manner consistent with such allocation.  Seller and each of the Founders and Purchaser agrees that solely for federal and state income tax purposes no amount of the Purchase Price shall be allocated to the covenants of the Founders contained in Section 10.  Notwithstanding the foregoing, each of the Founders acknowledges and agrees that the covenants contained in Section 10 are an integral part of the transactions contemplated hereby and served as a material inducement to Purchaser to enter into this Agreement and to consummate the purchase of the Purchased Securities and Purchaser would not have entered into this Agreement in the absence of such covenants.  The Parties acknowledge and agree that certain of the Schedules required to be attached hereto will be completed and attached at a date subsequent to the execution hereof, and they covenant and agree, in good faith, to cooperate fully in the preparation, completion and attachment of any such Schedules from and after the execution of this Agreement.

(b)

Based on Revenue Ruling 99-5, which was released by the Internal Revenue Service on January 14, 1999, the transaction contemplated by this Agreement will, for Federal income tax purposes, be treated as a sale by Seller to Purchaser of a 55% interest in each of Seller’s assets, followed by contributions, by Seller and AIMS, to the capital of Company in exchange for a membership interest therein, after which Company will be treated as a partnership.  Because the sale by Seller and purchase by AIMS of the Purchased Securities will, therefore, be treated as a sale and a purchase of assets for Federal income tax purposes, the parties agree to allocate the Grossed-Up Purchase Price among the assets deemed to have been purchased by AIMS in the following manner.  The amounts allocated to the assets of the Seller that are included on the applicable balance sheet of Seller, as determined in accordance with Section 17(a), shall each be the amount of their respective book value, as set forth on such balance sheet.  Any excess of the Grossed-Up Purchase Price over the aggregate amount allocated to such assets pursuant to the preceding sentence shall be allocated to good will and going concern value (that is, assets included in Class VII of Treasury Regulation Section 1.338-6(b)(2)).

18.

Effect of Agreement.  This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intention has been made by any of the parties that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, promise, inducement, or statement of intention not embodied herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The section headings in this Agreement are for convenience of reference only and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa, and words in a specific gender shall include all other genders.

19.

Governing Law.  This Agreement was made under the laws of the Commonwealth of Virginia, and for all purposes shall be construed and enforced in accordance with the substantive laws of Nevada.

20.

Notices.  All notices, demands and other communications to be given or delivered to Purchaser, either Founder, or the Seller under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy (transmission confirmed), to the addresses indicated below (unless another address is so specified in writing):

(a)

If to Seller:

IKON Holdings, Inc.

1307 N. 14th St.

Arlington, VA  22209

ATTN:  Craig Snyder

with a copy to:

Seller’s Legal Counsel

Fox Rothschild LLP

2000 Market St., 10th Floor

Philadelphia, PA  19103

Attention:  Kevin Scott, Esq.

Fax:  (215) 299-2150

(b)

If to Purchaser:

Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place

Fairfax, Virginia 22030

Facsimile:  (703) 621 3865

With a copy to :

James P. Gregory, Esq.

Sterling, Gregory & Plotkin, LLC

1331 17th Street, Suite 1060

Denver, CO  80202

Facsimile: (303) 292 9121

The date of any such notice and of mailing thereof shall be deemed to be the day of delivery. The address of any party may be changed for the purposes of notice by giving notice as provided above.

21.

Amendments.  This Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged with such waiver or consent.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

AIMS Worldwide, Inc., a Nevada corporation

By: _________________________________

Gerald Garcia, President

SELLER:

IKON Holdings, Inc., a Virginia corporation

By: _________________________________

Craig Snyder

_____________________________________

Dominic Del Papa

Schedule 2.1(a)(i) Promissory Note

AIMS Worldwide, Inc.

PROMISSORY NOTE

$985,000.00

      August [  ], 2006

The undersigned promises to pay to the order of IKON Holdings, Inc. (the “Company”), at its offices in 1307 N. 14th Street, Arlington, VA  22209, the principal amount of NINE HUNDRED EIGHTY-FIVE THOUSAND and 00/100 ($985,000.00) together with interest on the unpaid principal balance at the rate of 6.0% per annum.  Principal and accrued and unpaid interest shall be due and payable in full on December 31st, 2006, if not sooner paid.

The maker reserves the right to prepay this Note in whole or in part at any time without penalty.

The following events shall constitute Events of Default hereunder:  (a) failure by the undersigned to pay any principal or interest within sixty (60) days of the due date thereof, (b) the insolvency or bankruptcy of the undersigned; (c) if the undersigned shall admit in writing its inability to pay its debts; (d) the undersigned shall suffer a receiver or trustee for all or substantially all of its property to be appointed; or (e) the undersigned shall institute proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors, or, if any such proceedings are instituted against it, shall suffer the same not to be dismissed or stayed within 90 days.

The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof, and consents that this Note may be extended from time to time, and that no such extension or other indulgence, and no substitution, release or surrender of collateral, shall vary or affect the liability of the undersigned.

The undersigned agrees to pay the holder on demand all costs and expenses (including reasonable attorneys’ fees) incurred or paid by the holder in connection with the enforcement or collection of this Note.

No delay or omission on the part of the holder in exercising any right given under this Note shall operate as a waiver of any such right or any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right on any future occasion.

This Note may be changed only by an amendment in writing signed by the party against whom enforcement is sought.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Maker: AIMS Worldwide, Inc.

_________________________________

____________________________________

Witness

Signature

Date:

____________________

Schedule 4(c) Capitalization

5,000 shares of common stock, no par value, are authorized; of which, 3,000 shares are currently issued and outstanding and held of record as follows:

1,500 shares – Craig Snyder

1,500 shares – Dominic Del Pappa

Schedule 4(f) Excluded Accounts Receivable- Seller

NONE

Schedule 4(k) Litigation- Seller

The Federal income tax return filed by Seller for the year ended December 31, 2003 is currently under audit by the Internal Revenue Service.

Schedule 4(m) Contracts

1.

Real Estate (office) leases:

Denver Office

837 Sherman Street

Denver, CO  80203

New York Office

HQ Global Workplaces

405 Lexington Avenue

25th & 26th Floor

New York, NY

Miami Corporate Apartment

90 Alton Road

#2406

Miami, FL  33139

Philadelphia Corporate Apartment

200 West Washington Square

#3806

Philadelphia, PA  19106

2.

Automobile leases:

2005 Maserati Quattro

Sovereign Bank

P.O. Box 13098

Reading, PA  19612-3098

2004 Maserati Spyder

Hahn Financial Services

One Center Drive

Jamesburg, NJ  08831-1565

2005 Ford Excursion

Hahn Financial Services

One Center Drive

Jamesburg, NJ  08831-1564

3.

Insurance Policies:

CareFirst Blue Choice

Hahn Financial Services

One Center Drive

Jamesburg, NJ  08831-1564

The Hartford

Paul Pennoyer & Associates

2135 Defense Highway

Crofton, MD  21114

Policy #42SBABR6198 – General Liability

Policy #42WECKJ6841 – Worker’s Compensation & Employer’s Liability

Schedule 4(w) Registration Rights Agreement

Schedule 5 (c) Subsidiaries of Purchaser

NONE

Schedule 5(d) Excluded Accounts Receivable- Purchaser

NONE

Schedule 5(i) Litigation- Purchaser

NONE

Schedule 8(f) Operating Agreement

Schedule 8(i) Escrow Agreement

Schedule 8(k) Contribution Agreement

Schedule 17 Nonassignable Assets